SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   F 0 R M 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 17, 1999


                          COLUMBUS MCKINNON CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    NEW YORK
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                 (State or other jurisdiction of incorporation)



        0-27618                                    16-0547600
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(Commission File Number)                  (IRS Employer Identification No.)



140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK          14228-1197
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(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number including area code: (716) 689-5400
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(Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS

                  (a) The registrant's press release dated May 17, 1999, regarding its financial results for the fiscal year ended March 31, 1999 is attached.

                  (b) On May 17, 1999, the registrant's Board of Directors approved certain amendments to the registrant's by-laws. The amendments expand the notice and record date periods from 50 to 60 days, as now permitted under New York law, and require advance notice from shareholders who intend to present an item of business at a meeting of shareholders (other than a proposal submitted for inclusion in the registrant's proxy materials) or to nominate directors for election. With respect to an annual meeting, shareholders must provide notice to the registrant no earlier than ninety days and no later than sixty days prior to the first anniversary of the registrant's annual meeting of shareholders for the preceding year. The registrant's restated by-laws are attached hereto as Exhibit 3.

Item 7.  EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

       3            Restated By-Laws of the Registrant

      99            Press Release dated May 17, 1999

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  COLUMBUS McKINNON CORPORATION
                                                   -----------------------------

                                            By:   /S/ ROBERT L. MONTGOMERY, JR.
                                                  -----------------------------
                                            Name:  Robert L. Montgomery, Jr.
                                            Title: Executive Vice President


Dated:  May 17, 1999

                                  EXHIBIT INDEX


EXHIBIT NUMBER                      DESCRIPTION                          PAGE
--------------                      -----------                          ----

      3                   Restated By-Laws of the Registrant               5
     99                   Press Release dated May 17, 1999                20